Exhibit 99.1

Date: May 7, 2014	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contacts:
Joanne Fairechio
732-378-4967 jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Extremely Strong Results at NJR Energy Services Drives Growth

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported extremely strong results for the second quarter of fiscal 2014 and reaffirmed increased net financial earnings (NFE) guidance for fiscal 2014.

A reconciliation of net income to NFE for the second quarter and first six months of fiscal years 2014 and 2013 is provided below.

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2014	2013	2014	2013
Net income	$172,971	$45,469	$180,664	$105,675
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(13,256)	38,800	52,395	20,466
Effects of economic hedging related to natural gas inventory	(18,668)	(2,117)	(41,548)	(22,865)
Tax adjustments	10,873	(13,488)	269	881

Net financial earnings	$151,920	$68,664	$191,780	$104,157

Weighted Average Shares Outstanding
Basic	42,079	41,789	42,050	41,742
Diluted	42,457	41,972	42,428	41,925

Basic earnings per share	$4.11	$1.09	$4.30	$2.53

Basic net financial earnings per share	$3.61	$1.64	$4.56	$2.50

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

•	NJR Reports Net Financial Earnings

Fiscal 2014 year-to-date NFE at NJR totaled $191.8 million, or $4.56 per share, compared with $104.2 million, or $2.50 per share, during the first six months of fiscal 2013. For the three-month period ended March 31, 2014, NFE were $151.9 million, or $3.61 per share, compared with $68.7 million, or $1.64 per share, during the same period last year.

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2014	2013	2014	2013
Net Financial Earnings (Loss)
New Jersey Natural Gas	$47,043	$45,917	$74,682	$71,409
NJR Energy Services	91,407	16,368	98,781	19,382
NJR Clean Energy Ventures	12,807	5,154	16,421	10,459
NJR Midstream	2,254	2,274	3,688	4,059
NJR Home Service and Other	(1,576)	(1,037)	(1,777)	(1,131)

Sub-total	151,935	68,676	191,795	104,178
Eliminations	(15)	(12)	(15)	(21)

Total	$151,920	$68,664	$191,780	$104,157

Second-quarter NFE growth was driven by extremely strong results at NJR Energy Services (NJRES), the company’s wholesale provider of physical natural gas services, New Jersey Natural Gas (NJNG), NJR’s regulated utility subsidiary and the company’s distributed power business, NJR Clean Energy Ventures (NJRCEV).

“The prolonged cold winter weather resulted in a significant increase in demand for natural gas and created the environment for NJR Energy Services to generate much higher than expected net financial earnings this fiscal year. Reinvesting these higher earnings results in higher long-term projected earnings and dividend growth rates for NJR. In addition, New Jersey Natural Gas and NJR Clean Energy Ventures had strong second quarter and year-to-date results.” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Increased earnings retention further strengthens our financial profile and reduces the need for new equity to finance our aggressive capital program. These investments are designed to strengthen our delivery system, reduce costs to customers and provide the basis for future growth.”

•	NJR Reaffirms Increased Fiscal 2014 Net Financial Earnings Guidance

NJR is reaffirming previously announced increased fiscal 2014 NFE guidance in a range of $3.90 to $4.10 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

The increase in guidance was due to the significantly better-than-anticipated results at NJRES. This winter, sustained extreme cold weather resulted in increased demand for natural gas. NJRES, with its strategically located portfolio of natural gas storage and transportation contracts, was able to meet the needs of its customer base all across the nation.

In fiscal 2014, NJR expects its regulated businesses, NJNG and NJR Midstream to contribute 48 to 60 percent to NFE. NJNG’s earnings are supported by constructive regulatory relationships, regulatory initiatives that generate current returns, including the company’s Safety Acceleration and Facility Enhancement (SAFE) infrastructure investment and its energy-efficiency program, The SAVEGREEN Project®, as well as steady customer growth driven by favorable service territory demographics and natural gas pricing.

The following chart represents the NFE contributions NJR currently expects from its businesses in fiscal 2014:

Company	Expected Fiscal 2014 Net Financial Earnings Contribution
New Jersey Natural Gas	45 to 50 percent
NJR Midstream	3 to 10 percent
Total Regulated	48 to 60 percent
NJR Energy Services	35 to 40 percent
NJR Clean Energy Ventures	5 to 15 percent
NJR Home Services	2 to 5 percent

•	NJR Reaffirms Increases to Long-term Net Financial Earnings Growth Rate and Dividend Growth Rate Goals

NJR previously announced that it has raised its average annual long-term NFE-per-share growth rate goal to a range of 5 to 9 percent from the previous range of 4 to 7 percent. In addition, the company increased its annual dividend growth rate forecast to a range of 6 to 8 percent, up from 5 percent. NJR’s long-term payout ratio goal remains unchanged at a range of 60 to 65 percent. NJR continues to expect that between 65 and 80 percent of its long-term NFE will be generated by its regulated businesses, NJNG and NJR Midstream.

The chart below represents NJR’s projected long-term NFE contributions from its businesses in fiscal 2015:

Company	Expected Fiscal 2015 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Energy Services	5 to 15 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Home Services	2 to 5 percent

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

•	Steady Growth Continues at New Jersey Natural Gas

Fiscal 2014 year-to-date NFE at NJNG, the company’s regulated utility subsidiary, were $74.7 million, compared with $71.4 million for the first six months of fiscal 2013. For the three-month period ended March 31, 2014, NFE were $47 million, compared with $45.9 million during the same period last year. These increases were due to higher utility gross margin from customer additions, incentive programs, The SAVEGREEN Project® and the impact of customers who had been curtailed in fiscal 2013 due to Superstorm Sandy returning to service in fiscal 2014.

During the first six months of fiscal 2014, NJNG added 3,658 new customers, compared with 3,697 in the same period last year. Of these customers, 1,769 were new construction, compared with 1,741 in the same period last year. Additionally, in the first six months of fiscal 2014, 348 existing non-heat customers converted to natural gas heat, compared with 328 in the same period last year, an increase of 6 percent. NJNG anticipates these new and conversion customers, along with the addition of firm natural gas sales to existing customers, will contribute approximately $2.3 million annually to utility gross margin, a 21 percent increase over the same period last year.

“When Superstorm Sandy caused the curtailment of 30,100 customers, the result was reduced utility gross margin in fiscal 2013,” continued Downes. “Now as we travel further along the road to recovery, we are welcoming back more of our customers.” As of the second quarter of fiscal 2014, nearly 75 percent of Sandy-affected customers were back in service, contributing to improved utility gross margin of about $800,000 in the first six months of fiscal 2014.

NJNG currently expects to add, in total, 14,000 to 16,000 new customers during fiscal 2014 and 2015, representing a new customer annual growth rate of about 1.5 percent. NJNG expects these new customers and conversions to contribute approximately $4 million annually to utility gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below.

•	The SAVEGREEN Project

In the first six months of fiscal 2014, The SAVEGREEN Project, NJNG’s energy-efficiency program, invested $17.5 million on grants, incentives and the on-bill repayment program to help make the move to high-efficiency natural gas equipment and energy-efficient upgrades more affordable for NJNG customers. During the same period, SAVEGREEN performed 2,541 home energy audits to identify additional energy-efficiency opportunities with an emphasis on whole-house improvements to further increase energy savings for customers. In addition, during the second quarter of fiscal 2014, 522 customers took advantage of the on-bill repayment program.

Since its inception in 2009, SAVEGREEN grants, incentives and on-bill repayment program loans, totaling $78 million, have helped 30,092 customers reduce energy consumption and lower their bills, supporting the state’s environmental goals and its mandate to reduce energy costs for residents. NJNG’s SAVEGREEN energy-efficiency programs are in place through June 30, 2015.

In fiscal 2014 and 2015, NJNG plans to invest a total of approximately $85 million in SAVEGREEN grants, financial incentives and the on-bill repayment program. The company is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.9 to 7.76 percent, with a return on equity (ROE) ranging from 9.75 to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of energy-efficiency investment.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

•	Compressed Natural Gas Refueling Stations

NJNG is in various stages of developing three compressed natural gas (CNG) refueling stations, representing a total investment of approximately $9.6 million. The host sites, located at Waste Management, Inc. of Toms River, Ocean County, the Middletown Department of Public Works and Shore Point Distributing Company, Inc. of Freehold Township, both in Monmouth County, will be the first to open to the public in each of these counties.

NJNG will install, own and maintain the CNG infrastructure for all three stations, and the host companies will be required to initially use at least 20 percent of the refueling capacity and open the stations to the public on a 24/7 basis. These new CNG fueling stations align with the state’s public policy goal to encourage the use of natural gas vehicles and give New Jersey residents and businesses easier access to cleaner, cost-effective fuel options. NJNG expects all three CNG stations to be operational in fiscal 2014. NJNG is authorized by the BPU to earn an overall return of 7.1 percent, including a 10.3 percent ROE on these investments.

In April 2014, NJNG filed a petition with the BPU for the approval of changes to its Natural Gas Vehicle (NGV) Tariff for Gas Service. The tariff changes include those related to providing CNG services to customers for refueling NGVs at company- and customer-owned CNG stations within the NJNG service territory.

•	New Jersey Natural Gas Supply Incentive Program

During the first six months of fiscal 2014, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $4.5 million to utility gross margin, compared with $4.1 million for the same period last year. For the three-month period ended March 31, 2014, these incentives contributed $2 million to utility gross margin, the same amount as the same quarter of fiscal 2013.

NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers over $658 million.

•	Regulated Infrastructure Update

In the first six months of fiscal 2014, NJNG invested $19.3 million in its Safety Acceleration and Facility Enhancement (SAFE) program, a planned $130 million, four-year infrastructure investment. Through SAFE, NJNG will replace 276 miles of its distribution main to further ensure the reliability and integrity of its natural gas delivery system and meet the needs of its growing customer base. This will include the replacement of all of NJNG’s cast iron main and approximately 50 percent of its unprotected bare steel distribution main, along with the associated services. SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

NJNG is awaiting approval from the BPU for its New Jersey Reinvestment in System Enhancement (NJ RISE) program, a $102.5 million investment over a five-year period, to include six capital projects throughout the most storm prone coastal areas of its service territory. These system enhancements, which align directly with the state’s appetite for energy resiliency and preparedness, will help mitigate outages, improve NJNG’s service disruption response and strengthen the overall safety, reliability and integrity of its natural gas delivery system. NJNG is seeking to recover the capital investment costs associated with NJ RISE through an annual adjustment to its base rates. NJNG expects the BPU to make a decision on NJ RISE later in fiscal 2014.

•	NJR Energy Services Reports Continued Strong Results

NJRES, the company’s wholesale provider of physical natural gas services, reported fiscal 2014 year-to-date NFE of $98.8 million, compared with $19.4 million in the first six months of fiscal 2013. For the three-month period ended March 31, 2014, NFE were $91.4 million, compared with $16.4 million in the same period last year. The extremely strong results in both periods were due primarily to significantly increased demand for natural gas in regions affected by the sustained extreme cold weather across the United States, especially in the Midwest.

During this period of high demand, NJRES effectively utilized its strategically located assets across North America, including the Marcellus region and Midwest, to meet the needs of its diverse client base, including power generators, distribution companies, pipeline companies and industrial customers.

“NJR Energy Services has proven its ability to provide physical natural gas services where and when customers needs them most,” continued Downes. “Our experienced team continues to identify new opportunities in the growing market for physical natural gas and customized producer energy services that bring value to our customers and shareholders.”

In fiscal 2014, NJRES expects to contribute 35 to 40 percent to NFE. Assuming a return to more normalized weather, NJR expects that after fiscal 2014, NJRES will generate between 5 to 15 percent of total NFE.

Over the course of the past several years, NJRES has restructured its portfolio of storage and pipeline capacity assets to reflect the changing dynamics in the natural gas industry and position the company to serve the growing market for physical natural gas services. NJRES’ asset portfolio currently consists of approximately 40 Bcf of firm storage contracts and 1.5 Bcf/day of firm transportation contracts.

•	NJR Clean Energy Ventures Reports Increased Earnings; Residential Growth Strong

Fiscal 2014 year-to-date NFE at NJRCEV, the company’s unregulated distributed power subsidiary, were $16.4 million, compared with $10.5 million in the first six months of fiscal 2013. For the three-month period ended March 31, 2014, NJRCEV reported NFE of $12.8 million, compared with $5.2 million in the same period last year. Both increases were due primarily to increased revenues and forecasted tax benefits from projects the company expects to be completed this year.

During the first six months of fiscal 2014, NJRCEV placed into service $5.7 million of ground-mounted commercial solar systems in New Jersey, totaling 1.7 megawatts. This includes a 0.3 megawatt system for the Township of Woolwich and a 1.4 megawatt system at Reeves Station South in Medford. Currently, NJRCEV has three grid-connected solar projects under construction, representing a total investment of approximately $68 million.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

The Sunlight Advantage®, NJRCEV’s residential solar lease program, added 403 customers, totaling 3.9 megawatts, during the first six months of fiscal 2014, compared with 294 customers, totaling 2.4 megawatts, during the same period last year, an increase of 37 percent. This brings the total number of customers to 2,484 since the program’s inception. The Sunlight Advantage provides simple, solar savings to eligible homeowners through both roof- and ground-mounted systems with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $31.5 million in residential solar systems in fiscal 2014.

NJR’s effective tax rate is significantly impacted by the amount of tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed in the first six months of fiscal 2014, and NJRCEV’s forecast of projects to be completed for the balance of the fiscal year, NJR’s estimated annual effective tax rate is 28.8 percent. Accordingly, $16.5 million related to tax credits, net of deferred taxes, were recognized in the first six months of fiscal 2014, compared with $12.8 million, net of deferred taxes, in the same period last year. For NFE purposes, the effective tax rate for fiscal 2014 is estimated at 27.6 percent and $20.6 million of tax credits were recognized in the first six months of fiscal 2014, compared with $13.2 million last year. For further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

•	Construction Continues on Two Onshore Wind Farms

Construction continues on NJRCEV’s first onshore wind farm in Two Dot, Montana. The $22 million, 9.7 megawatt project is expected to be operational in the third quarter of fiscal 2014. In the second quarter of 2014, NJRCEV announced its second wind project, a $42 million, 20 megawatt wind farm currently under construction in Carroll County, Iowa that NJR expects to be operational in the second quarter of fiscal 2015.

Both the Two Dot and Carroll Area Wind Farms are shovel-ready projects purchased from OwnEnergy, Inc., a developer of midsize and community wind projects. In 2012, NJRCEV acquired an approximate 19 percent ownership position in OwnEnergy, with an option, but not the obligation, to purchase projects that fit NJR’s investment profile.

NJRCEV will construct, own and operate both wind farms and the energy and clean energy credits generated from these projects will be sold to regional utilities through 25-year power purchase agreements. The projects will also qualify for federal production tax credits (PTCs), which are based on kilowatt-hour output and are expected to provide annuity-like returns. All PTCs generated from these two investments will be utilized by NJRCEV.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

•	NJR Clean Energy Ventures Long-Term Outlook

Over the next several years, NJRCEV expects a declining percentage of its NFE to come from the investment tax credits (ITCs) associated with solar investments. Looking out through fiscal 2017, NJRCEV anticipates that its existing projects will benefit from Solar Renewable Energy Certificate (SREC) prices that the company expects to continue to improve based on a decline in solar construction, higher renewable portfolio standards (RPS) and an increased likelihood of a return to a market where RPS requirements will exceed installed capacity by 2017.

NJRCEV continues to focus on diversifying its distributed power portfolio to include small- to mid-sized onshore wind projects, supported by long-term power purchase agreements, such as the Two Dot and Carroll Area Wind Farms, and investments in combined heat and power, thereby reducing its reliance on ITCs.

In fiscal 2015, NJRCEV expects to generate between 10 to 20 percent of total NFE.

•	NJR Midstream Reports Results

NJR’s natural gas midstream asset segment, NJR Midstream, consists of two Federal Energy Regulatory Commission (FERC)-regulated investments, NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy, and NJR’s 5.53 percent equity investment in Iroquois Pipeline, which delivers natural gas to the New England and New York markets.

NJR Midstream reported year-to-date NFE of $3.7 million, compared with $4.1 million in the same period last year. For the three-month period ended March 31, 2014, NFE were $2.3 million, the same as the second fiscal quarter of 2013. The year-to-date decrease was due primarily to lower revenues at Iroquois and Steckman Ridge, partially offset by lower interest expense.

•	NJR Home Services Update

In the first six months of fiscal 2014, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a net financial loss of $1.7 million, compared with a net financial loss of $1.1 million in the same period last year. In the three-month period ended March 31, 2014, NJRHS experienced a loss of $1.1 million, compared with a loss of $847,000 in the second quarter of fiscal 2013. During the first six months of 2014, installation revenue was lower at NJRHS and the company experienced a transition in its service contract customer base to its Premier Plans. Contract revenue for Premier Plans is typically not recognized until the third and fourth fiscal quarters.

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and a recently expanded service contract product line that now includes electric, plumbing and standby generator contracts. NJRHS’ expanded service territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves approximately 120,000 service contract customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s NFE for fiscal 2014, NJR’s long-term dividend growth rate forecast and NFE growth outlook, forecasted contribution of business segments to fiscal 2014 and 2015 NFE, expected contribution by NJNG’s new customers and returning customers affected by Superstorm Sandy to utility gross margin, expected number of new customers of NJNG, SREC prices, estimated capital expenditures in fiscal 2014 and beyond by NJNG including those related to SAVEGREEN, SAFE and NJ RISE, planned compressed natural gas fueling stations, the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, NJRCEV’s future solar projects and the Two Dot and Carroll Area wind farms.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on the Company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Company; the impact of volatility in the credit markets on our access to capital; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post employment benefit plans as a result of downturns in the financial markets, a lower discount rate, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of the Company’s joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investments in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; regulatory approval of NJNG’s planned infrastructure programs; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce, including a work stoppage; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of the NJNG CIP, the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack of failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 26, 2013, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2014 SECOND-QUARTER RESULTS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Extremely Strong Results at NJR Energy Services Drives Growth

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $2 billion, NJR is comprised of five key businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 62 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.

•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 120,000 service contract customers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.

Follow us on Twitter @NJNaturalGas.

“Like” us on facebook.com/NewJerseyNaturalGas.

Download our free NJR investor relations app for iPad and iPhone.

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RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2014	2013	2014	2013
A reconciliation of Net income at NJR to Net financial earnings, is as follows:

Net income	$172,971	$45,469	$180,664	$105,675
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(13,256)	38,800	52,395	20,466
Effects of economic hedging related to natural gas, net of taxes	(18,668)	(2,117)	(41,548)	(22,865)
Tax adjustments	10,873	(13,488)	269	881

Net financial earnings	$151,920	$68,664	$191,780	$104,157

Weighted Average Shares Outstanding
Basic	42,079	41,789	42,050	41,742
Diluted	42,457	41,972	42,428	41,925

Basic net financial earnings per share	$3.61	$1.64	$4.56	$2.50

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

Operating revenues	$1,241,584	$603,806	$1,879,293	$1,107,548
Less: Gas purchases	1,048,158	611,878	1,711,945	1,067,632
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(11,743)	39,396	53,458	20,955
Effects of economic hedging related to natural gas inventory	(18,668)	(2,117)	(41,548)	(22,865)

Financial margin	$163,015	$29,207	$179,258	$38,006

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

Operating income (loss)	$175,642	$(11,767)	$145,599	$32,759
Add:
Operation and maintenance expense	17,374	3,380	20,959	6,595
Depreciation and amortization	13	11	25	22
Other taxes	397	304	765	540

Subtotal – Gross margin	193,426	(8,072)	167,348	39,916
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(11,743)	39,396	53,458	20,955
Effects of economic hedging related to natural gas inventory	(18,668)	(2,117)	(41,548)	(22,865)

Financial margin	$163,015	$29,207	$179,258	$38,006

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

Net income (loss)	$110,636	$(7,204)	$91,250	$20,590
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(11,743)	39,396	53,458	20,955
Effects of economic hedging related to natural gas	(18,668)	(2,117)	(41,548)	(22,865)
Tax adjustments	11,182	(13,707)	(4,379)	702

Net financial earnings	$91,407	$16,368	$98,781	$19,382

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2014	2013	2014	2013
NJR CLEAN ENERGY VENTURES

A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:

Net income	$13,672	$5,154	$12,164	$10,459
Add:
Tax adjustments	(865)	—	4,257	—

Net financial earnings	$12,807	$5,154	$16,421	$10,459

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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2014	2013	2014	2013
OPERATING REVENUES
Utility	$394,528	$351,750	$627,997	$570,599
Nonutility	1,185,041	609,135	1,829,977	1,126,305

Total operating revenues	1,579,569	960,885	2,457,974	1,696,904

OPERATING EXPENSES
Gas purchases
Utility	147,946	189,040	259,148	300,361
Nonutility	1,047,870	611,567	1,711,400	1,066,994
Operation and maintenance	61,273	43,067	103,296	83,137
Regulatory rider expenses	38,211	23,774	58,043	37,756
Depreciation and amortization	12,828	11,721	25,394	23,024
Energy and other taxes	24,429	24,747	41,457	41,472

Total operating expenses	1,332,557	903,916	2,198,738	1,552,744

OPERATING INCOME	247,012	56,969	259,236	144,160
Other income	712	2,781	1,839	3,046
Interest expense, net	6,306	5,746	12,601	11,571

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	241,418	54,004	248,474	135,635
Income tax provision	71,680	12,065	73,185	36,045
Equity in earnings of affiliates	3,233	3,530	5,375	6,085

NET INCOME	$172,971	$45,469	$180,664	$105,675

EARNINGS PER COMMON SHARE
BASIC	$4.11	$1.09	$4.30	$2.53
DILUTED	$4.07	$1.08	$4.26	$2.52

DIVIDENDS PER COMMON SHARE	$.42	$.40	$.84	$.80

AVERAGE SHARES OUTSTANDING
BASIC	42,079	41,789	42,050	41,742
DILUTED	42,457	41,972	42,428	41,925

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NEW JERSEY RESOURCES

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2014	2013	2014	2013
Operating Revenues
Natural Gas Distribution	$394,528	$351,750	$627,997	$570,599
Energy Services	1,241,584	603,806	1,879,293	1,107,548
Clean Energy Ventures	2,679	1,440	4,852	4,619
Midstream	—	—	—	—
Retail and Other	8,824	8,520	18,098	19,138

Sub-total	1,647,615	965,516	2,530,240	1,701,904
Eliminations	(68,046)	(4,631)	(72,266)	(5,000)

Total	$1,579,569	$960,885	$2,457,974	$1,696,904

Operating Income (Loss)
Natural Gas Distribution	$74,052	$71,355	$119,355	$114,099
Energy Services	175,642	(11,767)	145,599	32,759
Clean Energy Ventures	(2,467)	(2,427)	(4,973)	(3,350)
Midstream	(172)	(279)	(519)	(421)
Retail and Other	(2,683)	(1,654)	(3,447)	(1,717)

Sub-total	244,372	55,228	256,015	141,370
Eliminations	2,640	1,741	3,221	2,790

Total	$247,012	$56,969	$259,236	$144,160

Equity in Earnings of Affiliates
Midstream	$4,141	$4,469	$7,083	$7,960
Eliminations	(908)	(939)	(1,708)	(1,875)

Total	$3,233	$3,530	$5,375	$6,085

Net Income (Loss)
Natural Gas Distribution	$47,043	$45,917	$74,682	$71,409
Energy Services	110,636	(7,204)	91,250	20,590
Clean Energy Ventures	13,672	5,154	12,164	10,459
Midstream	2,254	2,274	3,688	4,059
Retail and Other	(1,576)	(1,037)	(1,777)	(1,131)

Sub-total	172,029	45,104	180,007	105,386
Eliminations	942	365	657	289

Total	$172,971	$45,469	$180,664	$105,675

Net Financial Earnings (Loss)
Natural Gas Distribution	$47,043	$45,917	$74,682	$71,409
Energy Services	91,407	16,368	98,781	19,382
Clean Energy Ventures	12,807	5,154	16,421	10,459
Midstream	2,254	2,274	3,688	4,059
Retail and Other	(1,576)	(1,037)	(1,777)	(1,131)

Sub-total	151,935	68,676	191,795	104,178
Eliminations	(15)	(12)	(15)	(21)

Total	$151,920	$68,664	$191,780	$104,157

Throughput (Bcf)
NJNG, Core Customers	37.0	32.3	58.5	52.9
NJNG, Off System/Capacity Management	34.4	40.0	70.2	72.3
NJRES Fuel Mgmt. and Wholesale Sales	175.0	161.4	342.1	305.3

Total	246.4	233.7	470.8	430.5

Common Stock Data
Yield at March 31	3.4%	3.6%	3.4%	3.6%
Market Price
High	$50.47	$45.63	$50.47	$46.28
Low	$43.75	$39.06	$42.54	$38.51
Close at March 31	$49.80	$44.85	$49.80	$44.85
Shares Out. at March 31	42,075	41,788	42,075	41,788
Market Cap. at March 31	$2,095,323	$1,874,192	$2,095,323	$1,874,192

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NATURAL GAS DISTRIBUTION

	Three Months Ended March 31,		Six Months Ended
(Unaudited)			March 31,
(Thousands, except customer & weather data)	2014	2013	2014	2013
Utility Gross Margin
Operating revenues	$394,528	$351,750	$627,997	$570,599
Less:
Gas purchases	218,065	194,926	333,609	307,087
Energy and other taxes	22,297	22,515	36,926	36,767
Regulatory rider expense	38,211	23,774	58,043	37,756

Total Utility Gross Margin	$115,955	$110,535	$199,419	$188,989

Utility Gross Margin, Operating Income and Net Income
Residential	$73,038	$70,786	$123,598	$119,121
Commercial, Industrial & Other	17,428	16,932	30,428	29,652
Firm Transportation	23,352	20,721	40,673	35,895

Total Firm Margin	113,818	108,439	194,699	184,668
Interruptible	94	92	221	203

Total System Margin	113,912	108,531	194,920	184,871
Off System/Capacity Management/FRM/Storage Incentive	2,043	2,004	4,499	4,118

Total Utility Gross Margin	115,955	110,535	199,419	188,989
Operation and maintenance expense	30,699	28,705	57,951	53,896
Depreciation and amortization	9,972	9,399	19,807	18,676
Other taxes not reflected in gross margin	1,232	1,076	2,306	2,318

Operating Income	$74,052	$71,355	$119,355	$114,099

Net Income	$47,043	$45,917	$74,682	$71,409

Throughput (Bcf)
Residential	22.5	19.5	35.0	30.7
Commercial, Industrial & Other	4.2	3.7	6.6	5.9
Firm Transportation	8.6	7.1	13.6	11.4

Total Firm Throughput	35.3	30.3	55.2	48.0
Interruptible	1.7	2.0	3.3	4.9

Total System Throughput	37.0	32.3	58.5	52.9
Off System/Capacity Management	34.4	40.0	70.2	72.3

Total Throughput	71.4	72.3	128.7	125.2

Customers
Residential	411,993	411,470	411,993	411,470
Commercial, Industrial & Other	25,977	26,251	25,977	26,251
Firm Transportation	65,625	61,138	65,625	61,138

Total Firm Customers	503,595	498,859	503,595	498,859
Interruptible	37	41	37	41

Total System Customers	503,632	498,900	503,632	498,900
Off System/Capacity Management*	47	33	47	33

Total Customers	503,679	498,933	503,679	498,933

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	2,894	2,513	4,561	4,080
Normal	2,464	2,469	4,089	4,103

Percent of Normal	117.5%	101.8%	111.5%	99.4%

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ENERGY SERVICES

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer, SREC and megawatt)	2014	2013	2014	2013
Operating Income
Operating revenues	$1,241,584	$603,806	$1,879,293	$1,107,548
Gas purchases	1,048,158	611,878	1,711,945	1,067,632

Gross Margin	193,426	(8,072)	167,348	39,916
Operation and maintenance expense	17,374	3,380	20,959	6,595
Depreciation and amortization	13	11	25	22
Energy and other taxes	397	304	765	540

Operating Income (Loss)	$175,642	$(11,767)	$145,599	$32,759

Net Income (Loss)	$110,636	$(7,204)	$91,250	$20,590

Financial Margin	$163,015	$29,207	$179,258	$38,006

Net Financial Earnings	$91,407	$16,368	$98,781	$19,382

Gas Sold and Managed (Bcf)	175.0	161.4	342.1	305.3

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$1,664	$947	$3,098	$3,859
Electricity sales	449	237	701	369
Other	566	256	1,053	391

Total Operating Revenues	$2,679	$1,440	$4,852	$4,619

Depreciation and Amortization	$2,635	$2,104	$5,146	$3,935

Operating (Loss)	$(2,467)	$(2,427)	$(4,973)	$(3,350)

Income Tax Benefit	$17,388	$6,457	$19,432	$14,226

Net Income	$13,672	$5,154	$12,164	$10,459

Net Financial Earnings	$12,807	$5,154	$16,421	$10,459

Solar Renewable Energy Certificates Generated	10,996	8,422	26,155	18,083

Solar Renewable Energy Certificates Sold	11,314	7,362	20,678	32,362

Megawatts Installed	3.5	1.6	6.8	11.5

Megawatts Under Construction	25.6	1.974	25.6	1.974

MIDSTREAM

Equity in Earnings of Affiliates	$4,141	$4,469	$7,083	$7,960

Operation and Maintenance Expense	$168	$278	$514	$418

Interest Expense	$377	$476	$775	$1,067

Net Income	$2,254	$2,274	$3,688	$4,059

RETAIL AND OTHER

Operating Revenues	$8,824	$8,520	$18,098	$19,138

Operating (Loss) Income	$(2,683)	$(1,654)	$(3,447)	$(1,717)

Net (Loss)	$(1,576)	$(1,037)	$(1,777)	$(1,131)

Total Customers as of March 31,	124,368	128,571	124,368	128,571